                                                                        ANNEX D

   The Tendering Shareholder identified in the back cover of this document, expressly declares the following:

   FIRST. Definitions: For purposes of this document, the following terms and phrases shall have the following meaning:

  1.1.) "Mavesa": will be used to identify the company Mavesa, S.A., sociedad anonima organized and domiciled in Caracas and filed with the Commercial Registry kept by the Commercial Court of First Instance of the Federal District on May 19, 1949, under No. 552, Volume 2-B, and which last amendment to the bylaws was filed with the First Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on August 28, 2000, under No. 39, Volume 148 A-Pro.

  1.2.) "Primor Inversiones" or "Purchaser": will be the terms alternatively used to identify the company Primor Inversiones, C.A., a sociedad anonima organized and domiciled in Caracas and filed with the Fifth Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on January 9, 2001, under No. 81, Volume 497-A Qto.

  1.3.) "Venezuelan Offer": will be the term used to identify the public tender offer that is being made by the Purchaser for all shares of Mavesa Common Stock subject to the terms and conditions set forth in the Offer to Purchase.

  1.4.) "Offer to Purchase": will be the term used to identify the report containing the terms and conditions of the Venezuelan Offer, including all of its schedules dated February 21, 2001, the Special Report of the Purchaser's Intentions dated February 21, 2001 and any supplements and amendments thereto.

  1.5.) "Shares": will be the term used to identify the number of shares of Mavesa Common Stock that are hereby tendered in the Venezuelan Offer by the Tendering Shareholder to the Purchaser as set forth in the reverse side of this document.

  1.6.) "Venezuelan Receiving Agent": will be the term used to identify the company Provincial Casa de Bolsa, S.A. (initially denominated Negociadora Nacional de Valores, C.A.), sociedad anonima organized and domiciled in Caracas, and filed with the Commercial Registry Office of the Judicial Circuit of the State of Zulia on October 14, 1988, under No. 69, Volume 72-A, and which amendment to the bylaws was filed with such Commercial Registry Office, on March 22, 1990, under No. 20, Volume 27-A, and filed with the Second Commercial Registry Office the Judicial Circuit of the Federal District and State of Miranda, on September 4, 1990, under No. 80, Volume 83-A Sgdo., which Bylaws have been amended several times, having the last amendment containing its name filed with the mentioned Second Commercial Registry Office on October 7, 1999, under No. 5,
         Volume 280-A Sgdo., appointed as agent of the Venezuelan Offer by "Primor Inversiones".

  1.7.) "Purchasing Shareholders": will be the term used to identify the shareholders of Mavesa that have not tendered their Shares to the Purchaser pursuant the Offer to Purchase, and have timely exercised their right of first refusal contemplated in Section 6 of Mavesa's Estatutos (bylaws).

  1.8.) Tender Offer Rules: will be the term used to identify Venezuelan tender offer rules issued by the National Securities Commission ("CNV").

   SECOND. The Shares and Their Tender. The Tendering Shareholder hereby declares and warrants the following:

  2.1.) That he/she has received and reviewed the Offer to Purchase and hereby accepts all its terms and conditions.

  2.2.) That he/she owns the tendered Shares indicated in the reverse side of this document, and such Shares are free and clear of liens or prohibitions to sell or encumber.

  2.3.) That he/she tenders in the Venezuelan Offer the Shares upon the terms and subject to the conditions set forth in the Offer to Purchase.

  2.4.) That if the number of shares of Mavesa Common Stock owned by the Tendering Shareholder pursuant to Mavesa's shareholders book and/or the records maintained by Caja Venezolana de Valores is fewer than the amount of Shares indicated on the back cover of this document, the tender will only be deemed validly made with respect to such fewer number of Shares owned by such Tendering Shareholder as contemplated in such book and/or the Caja de Valores. In the event that the number of shares of Mavesa Common Stock owned by the Tendering Shareholder pursuant to Mavesa's shareholders book or the records maintained by Caja Venezolana de Valores is superior to the amount of Shares indicated on the back cover of this document, the tender will only be deemed validly made with respect to such Shares indicated on the reverse side of this document. The Shares which reflect liens or prohibitions to sell or encumber will be excluded from the transactions contemplated in this document, since the Purchaser's tender offer will only be accepted for the Shares which are free of liens and restrictions.

  2.5.) That he/she recognizes and accepts that his/her signature on the back cover of this document, is an authentic evidence that this document constitutes a binding agreement between Primor Inversiones and the Tendering Shareholder, in accordance with the terms and conditions set forth in the Offer to Purchase.

  2.6.) That he/she accepts that the Venezuelan Receiving Agent, on his/her behalf and his/her name and in exercise of the power of attorney that is being granted by this document, upon satisfaction of the conditions contained in the Offer to Purchase, will sell the tendered Shares to Primor Inversiones and/or the Purchasing Shareholders, as the case may be, and will process the payment for such sale in the manner established in the Offer to Purchase.

  2.7.) That he/she accepts that Primor Inversiones may modify, extend, withdraw or terminate the Venezuelan Offer, or waive the conditions established in the Offer to Purchase, in accordance with the Offer to Purchase.

  2.8.) That he/she hereby revokes any power of attorney or mandate previously granted by the Tendering Shareholder in connection with the Shares. In addition, the Tendering Shareholder shall not grant to any third party different from the Venezuelan Receiving Agent any power of attorney or mandate in connection with the Shares while the Venezuelan Offer is open and until the Tendering Shareholder withdraws the tender of such Shares.

  2.9.) That he/she hereby waives to his/her right of first refusal for the acquisition of shares contemplated in Section 6 of Mavesa's Estatutos (bylaws).

  2.10.) Additionally the Tendering Shareholder expressly declares: (a) that he/she is the legitimate owner of the Shares; (b) that he/she is sufficiently empowered and has the legal capacity to subscribe this document and to offer and tender the Shares in accordance with the terms of the Offer to Purchase; (c) that the signature that appears in the reverse side is his/her signature, and consequently, this document is completely binding to him/her; (d) that the Shares are free of encumbrances, prohibition to sell or encumber or other judicial prohibitions, pledges, claims or rights of other persons over them; (e) that if the Shares are transferred to Primor Inversiones or to the Purchasing Shareholders, as the case may be, these will acquire ownership of the Shares, free of encumbrances, pledges, claims, or rights of other persons, together with the voting rights and with the rights to all the dividends, subscription rights and other distributions; and (f) that the Shares do not constitute treasury shares nor qualify as reciprocal participation in the terms of the Capital Markets Law and of the rules issued by the National Securities Commission.

   THIRD: The power of attorney: Without prejudice to Section 3.5 of this document, the Tendering Shareholder hereby grants an irrevocable special power of attorney, ample and sufficient as necessary and as required by law, to the Venezuelan Receiving Agent, to perform the following activities before June 30, 2001 on his/her behalf and in accordance to the terms and conditions contained in the Offer to Purchase and this document:

  3.1.) Exercise the voting right of the Shares in accordance with the terms and conditions of the Offer to Purchase.

  3.2.) Tender the Shares to Primor Inversiones and/or, if it were the case, to the Purchasing Shareholders, in the terms and conditions described in the Offer to Purchase. For such purposes the agent herein designated is sufficiently empowered to sign as a transferor in representation of the Tendering Shareholder, the transfers corresponding to the Shares in the certificates representing the shares as well as in the Registry Book of Mavesa and any other documents required by the Caja Venezolana de Valores.

  3.3.) Receive on behalf and in representation of the Tendering Shareholder, the payment for the purchase price of the Shares by Primor Inversiones and/or, if it was the case, from the Purchasing Shareholders, and make available to the Tendering Shareholder such payment in accordance with the terms and conditions established in the Offer to Purchase and grant the corresponding releases.

  3.4.) In general, by granting this power of attorney, the Venezuelan Receiving Agent is empowered to perform on behalf of the Tendering Shareholder all the necessary and/or convenient acts to complete the above mentioned transfers of the Shares, including, without limitation, the subscription of any required document, registry books and/or registries, and to complete the tender of the Shares in the terms and conditions of the Offer to Purchase and of this document, as well as to effect when legally possible, the withdrawal of the acceptance of the offer. In this sense, the Venezuelan Receiving Agent acting as agent of the Tendering Shareholder may perform, among other, without limitation, the following acts: (a) complete and subscribe the transfer requests of the Shares and any other documents required to transfer the title over the Shares; (b) file the transfer requests of the Shares and any other required documents before the transfer agent of Mavesa's shares, the Caja Venezolana de Valores, the Caracas Stock Exchange and any other entity that is a depositary of the Mavesa's shares, in order to effect and formalize the transfer of the Shares; (c) deposit and
         (or) withdraw the Shares from the Caja de Valores; (d) open a sub-account in the Caja de Valores on behalf of the Tendering Shareholder and transfer the Shares to said sub-account; (e) in the case of withdrawal of the acceptance in accordance with the terms and conditions of the Offer to Purchase or in case of termination of the Venezuelan Offer without the purchase of the Shares, transfer the Shares before the Transfer Agent on behalf of the Tendering Shareholder or to the original sub-account of the Tendering Shareholder in the Caja de Valores.

  3.5.) This power of attorney will only be considered withdrawn in case of a valid withdrawal of the acceptance of the Venezuelan Offer in the terms and conditions established in the Offer to Purchase.

   FOURTH: Simultaneous Representation: The Venezuelan Receiving Agent is expressly authorized by the Tendering Shareholder in accordance with article
1.171 of the Venezuelan Civil Code, to execute the purchase transactions of the Shares contemplated in this document, as a representative and agent of the Tendering Shareholder, as well as a representative and agent of Primor Inversiones.

   FIFTH: The Tendering Shareholder hereby declares under oath the true and exactness of all the information contained on the reverse side of this document.

   SIXTH: For all the effects resulting from and as a consequence of this document, the city of Caracas is the special domicile to the jurisdiction of which Courts the Tendering Shareholder agrees to be subject.

                          SHARE LETTER OF TRANSMITTAL

(1) RECEIVING OFFICE / BROKERAGE HOUSE / BROKER:                                (2) ACCEPTANCE DATE:



(3) SHAREHOLDER'S FIRST NAME AND LAST NAME OR CORPORATE NAME (HEREINAFTER THE "SELLING SHAREHOLDER"):


(4) IDENTITY CARD / PASSPORT / R.I.F. NUMBER:      (5) DATE OF BIRTH:    (6) MARITAL STATUS:
 VENEZUELAN [_]
 OTHER      [_]                                                            SINGLE [_] MARRIED [_] DIVORCED [_] WIDOWER [_] OTHER [_]

(7) SHAREHOLDER'S SPOUSE FIRST AND LAST NAME:                                   (8) ID. NO. / PASSPORT NO. / TAX ID NO.:
                                                                                VENEZUELAN [_]
                                                                                OTHER      [_]
(9) IS THERE A SETTLEMENT OF MARITAL               (10) DOCUMENT INFORMATION:   (11) DATE: (12) NUMBER: (13) VOLUME:
PROPERTY OR A PRENUPTIAL AGREEMENT:
                          YES [_]  NO [_]
LEGAL                     (14) COMMERCIAL REGISTRY:                             (15) DATE: (16) NUMBER: (17) VOLUME:
ENTITY

INFORMATION               (18) REGISTRY WHERE IT WAS                            (19) DATE: (20) NUMBER: (21) VOLUME:
ON POWER OF               GRANTED OR IS REGISTERED UNDER:
ATTORNEY:

(22) ADDRESS OF           STREET:                             FLOOR / APARTMENT:
THE SHAREHOLDER:

MUNICIPALITY:                                                 (23) CITY:                       (24)  STATE:


(25) TELEPHONE:           (26) CELLULAR TELEPHONE:            (27) E-MAIL:

                                                           INSTRUCTION FOR DIVIDEND PAYMENT
(THE INFORMATION HEREIN WILL BE USED ONLY BY THE TRANSFER AGENT AND/OR THE CVV CAJA VENEZOLANA DE VALORES)
(28) NAME OF THE BANK:                                  (29) ACCOUNT NO.:                     (30) TYPE OF ACCOUNT:

                                                                                              CHECKING [_] SAVING [_] OTHER [_]

                   SALE ORDER TO PROVINCIAL CASA DE BOLSA C.A.

(31) AMOUNT OF SHARES WHICH SALE IS HEREBY ORDERED
                                                                                 THE SELLING SHAREHOLDER HEREBY
                                                                                 AUTHORIZES PROVINCIAL CASA DE
                                                                                 BOLSA, C.A. TO PROCESS BEFORE THE
                                                                                 TRANSFER AGENT BANCO VENEZOLANO
(32) THE SHARES SUBJECT TO SALE ARE REGISTERED IN:      (33) FORM OF PAYMENT     DE CREDITO OR CVV CAJA VENEZOLANO
                                                                                 DE VALORES THE TRANSFER OR
 [_] TRANSFER AGENT  ___________________________        Bs.  [_]                 DEPOSIT OF THE SHARES TO THE
                                                                                 SPECIAL ACCOUNT OF PROVINCIAL
                                                                                 CASA DE BOLSA, C.A. AT THE CVV
 [_] CAJA VENEZOLANA DE VALORES_________________        US$. [_]                 CAJA VENEZOLANA DE VALORES.



IF THE AMOUNT OF SHARES OFFERED HEREIN IS GREATER THAN THE ONE REGISTERED ON THE COMPANY BOOKS AND/OR THE CVV CAJA VENEZOLANA DE VALORES,
IT SHALL BE DEEMED THAT THE LATTER AMOUNT IS THE ONE THAT IS BEING OFFERED FOR SALE, ONLY IF THEY ARE AVAILABLE AND FREE FROM LIENS AND
ENCUMBRANCES. IF THE AMOUNT IS LESS, THE ONE OFFERED HEREBY WILL BE THE ONE DEEMED TO BE SOLD.

THE SELLING SHAREHOLDER HEREBY AUTHORIZES PROVINCIAL CASA DE BOLSA, C.A. OR ITS DESIGNEE SO THAT ON HIS/HER NAME AND BEHALF EXECUTE THE
TRANSFER DOCUMENTS ON THE STOCK CERTIFICATES, IF ANY, AND SHARE REGISTRY BOOKS OF MAVESA S.A. OR REGISTRIES MAINTAINED BY CAJA VENEZOLANA
DE VALORES.

THE SELLING SHAREHOLDER HEREBY ACKNOWLEDGES AND ACCEPTS THE TERMS AND CONDITIONS OF THE TENDER OFFER SET FORTH IN THE VENEZUELAN OFFER TO
PURCHASE AND DOCUMENTS OF THE OFFER IN VENEZUELA AND HEREBY GRANTS A POWER OF ATTORNEY TO PROVINCIAL CASA DE BOLSA, C.A. PURSUANT TO THE
THE TERMS SET FORTH IN THE REVERSE OF THIS DOCUMENT BY VIRTUE OF WHICH HE/SHE AFFIXES HIS/HER SIGNATURE AT THE BOTTOM HEREOF.

                                              (34) SIGNATURES

 TITLE HOLDER [_]  REPRESENTATIVE [_]   ATTORNEY IN FACT  [_]        SPOUSE [_]  REPRESENTATIVE  [_]  ATTORNEY IN FACT [_]

 NAME: ___________________________________________________           NAME: ___________________________________________________

 IDENTITY NO. OR PASSPORT NO.: ___________________________           IDENTITY NO. OR PASSPORT NO.: ___________________________




 SIGNATURE: ______________________________________________           SIGNATURE: ______________________________________________

                               (DO NOT FILL IN)

THE DEPOSITARY BROKERAGE HOUSE OR BROKER HEREBY CERTIFIES THAT THE INFORMATION FURNISHED AND THE REGISTERED SIGNATURES ABOVE ARE TRUE AND
ARE LIABLE IN ACCORDANCE WITH SECTION 68 OF THE VENEZUELAN COMMERCIAL CODE AND
SECTION 88 OF THE MANUAL OF THE BOLSA DE VALORES DE CARACAS.

                               SEAL AND SIGNATURE